UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/15/2009

GigOptix, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-153362

Delaware	26-2439072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2400 Geng Road, Suite 100
Palo Alto, CA 94303
(Address of principal executive offices, including zip code)

(650) 424-1937
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On April 15, 2009, GigOptix LLC, a wholly owned subsidiary of GigOptix, Inc. (the "Company"), and Silicon Valley Bank mutually agreed to terminate the Loan and Security Agreement, dated as of October 5, 2007 by and between GigOptix LLC and Silicon Valley Bank, as amended (the "Loan and Security Agreement") and all other related loan and collateral security documents, including the Unconditional Guaranty between the Company and Silicon Valley Bank, dated as of January 21, 2009 (together with the Loan and Security Agreement, the "Loan Agreements"), under which the Company guaranteed all obligations of GigOptix LLC under the Loan and Security Agreement. In connection with the termination of the Loan Agreements, GigOptix LLC repaid the outstanding principal, interest and fees of $556,415.69 owed under the Loan and Security Agreement. There were no early termination fees incurred by GigOptix LLC or GigOptix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigOptix, Inc.

Date: May 08, 2009	By:	/s/ Avishay Katz
Dr. Avishay Katz
Chief Executive Officer